UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2004

GENESIS HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50351	20-0023783
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

101 East State Street, Kennett Square, PA 19348
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 610-444-6350

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On November 17, 2004, our Board of Directors appointed Thomas DiVittorio, our Vice President and Corporate Controller, as our Chief Accounting Officer.

     Mr. DiVittorio has served as our Vice President and Corporate Controller since our spin-off from NeighborCare, Inc. (f/k/a Genesis Health Ventures, Inc.) on December 1, 2003. From January 2003 to December 2003, Mr. DiVittorio served as NeighborCare’s Vice President and Assistant Controller. From April 1999 to January 2003, Mr. DiVittorio served as NeighborCare’s Director of Financial Reporting and from November 1996 to April 1999 he served as NeighborCare’s Manager of Financial Reporting.

     Mr. DiVittorio entered into an employment agreement with us on December 1, 2003 (the “Agreement”), the material terms of which are set forth below:

•	Mr. DiVittorio will serve as a senior officer until October 1, 2005, at which time the term of the Agreement will automatically extend for additional one-year periods unless otherwise earlier terminated by us or Mr. DiVittorio;

•	Mr. DiVittorio will be entitled to participate in (i) stock option, incentive compensation and other plans at a level consistent with Mr. DiVittorio’s seniority and (ii) each welfare benefit plan, pension, profit sharing, retirement, deferred compensation or savings plan sponsored or maintained by us;

•	the Agreement may be terminated (i) by either Mr. DiVittorio or us upon sixty (60) days written notice prior to the end of the then-current term; (ii) by Mr. DiVittorio at any time for “good reason,” defined in the Agreement as (x) any material failure by us to comply with the provisions of the Agreement, or (y) the termination by us of any automatic extension of the term; (iii) automatically upon Mr. DiVittorio’s death or by us upon Mr. DiVittorio’s disability; (iv) by us without “cause” upon sixty (60) days prior written notice; or (v) by us with “cause” upon at least seven days prior written notice specifying the particulars of the action or inaction alleged to constitute “cause;”

•	the Company shall have “cause” to terminate Mr. DiVittorio upon (i) his conviction of any crime or felony; (ii) his fraud or other willful misconduct with respect to his obligations under the Agreement; or (iii) his refusal or continuing failure to attempt, without proper cause and, other than by reason of illness, to follow the lawful directions of the senior officers of the Board of Directors of the Company following seven days prior written notice of his refusal or failure to perform such duties;

•	if Mr. DiVittorio’s employment is terminated by us for “cause,” Mr. DiVittorio will receive his then full annual base salary through the date of termination and all deferred compensation of any kind;

•	if Mr. DiVittorio’s employment is terminated upon his death or disability, Mr. DiVittorio or his estate, as applicable, will receive his then full annual base salary plus any accrued benefits, deferred compensation and bonuses, prorated up to the last day of the month of death or disability, and all restricted stock awards, if any, will automatically become fully vested as of the date of death or disability;

•	if Mr. DiVittorio’s employment is terminated by Mr. DiVittorio for “good reason” or by us for reasons other than for “cause,” Mr. DiVittorio will receive payments which in the aggregate equal one times Mr. DiVittorio’s then-current annual base salary; and

•	during employment and for a period of one year thereafter, Mr. DiVittorio will be bound by certain non-competition, non-solicitation and confidentiality covenants.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2004	GENESIS HEALTHCARE CORPORATION

	By:	/s/ James V. McKeon
		Name:	James V. McKeon
		Title:	Chief Financial Officer